EXHIBIT INDEX
SUBSIDIARIES OF REGISTRANT

                                                                    EXHIBIT 21.1

Subsidiary                                            Domiciled
-----------                                           ---------
Althofen Electronics GmbH                             Austria
Flextronics International, Gmbh                       Austria
Flextronics International Tecnologia Ltda.            Brazil
FLX Cyprus Limited                                    Cyprus
Flextronics Holding Finland Oyj                       Finland
Astron Group Limited                                  Hong Kong
Flextronics Manufacturing (HK) Ltd.                   Hong Kong
Ecoplast Muanyagipari Termekeket Gyarto Kft.          Hungary
Components, Kft                                       Hungary
HTR Technikai Rendezerszolgaltato Kft.                Hungary
Flextronics Hungaria Kereskedelmi es, Kft             Hungary
Flextronics International Latin America (L) Ltd.      Malaysia
Flextronics Malaysia Sdn. Bhd.                        Malaysia
Flex International Marketing (L) Ltd.                 Malaysia
DTM Latin America (L) Ltd                             Malaysia
Astron Technologies Ltd.                              Mauritius
Flextronics Manufacturing Mex, S.A. de C.V.           Mexico
DTM Products de Mexico, S.A. de C.V.                  Mexico
Parque de Technologies Electronics, S.A. de C.V.      Mexico
Flextronics International Europe BV                   Netherlands
Flextronics Computer (Shekou) Ltd.                    Peoples' Republic of China
Flextronics Industrial (Shenzhen) Co., Ltd.           Peoples' Republic of China
Flextronics Technology (Zhuhai)Co., Limited           Peoples' Republic of China
Zhuhai Dao Mon Choa Yi Electronics Co., Ltd.          Peoples' Republic of China
FICO Investment Holding Ltd                           Peoples' Republic of China
FKM (Shenzhen) Ltd                                    Peoples' Republic of China
Flextronics Singapore Pte Ltd.                        Singapore
Flextronics International Singapore Pte Ltd.          Singapore
F.L. Tronics Holdings AB
  (aka Flextronics Holdings AB)                       Sweden
F.L. Tronics International Sweden AB
  (aka Flextronics International Sweden AB)           Sweden
Igrene AB                                             Sweden
Moctol AB                                             Sweden
Tolipig AB                                            Sweden
Noitall AB                                            Sweden
Flextronics Holding UK Limited                        United Kingdom
Flextronics International (UK) Ltd.                   United Kingdom
Flextronics International Scotland Ltd.               United Kingdom
Flextronics International Fremont, Inc., Inc.         United States of America
DTM Products, Inc.                                    United States of America
Flextronics Distributing, Inc.                        United States of America
Flextronics International USA, Inc.                   United States of America
Marathon Business Park, LLC.                          United States of America
Proactive Corporation                                 United States of America